UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On March 26, 2009, the Company announced that it had closed an amendment to extend the maturity of its $785 million senior secured credit facility, under which Citicorp USA acts as administrative agent (the “Citi Facility”).  Subsequently, on April 2, 2009, the Company announced that it had consummated the sale of $535 million senior unsecured notes maturing April 15, 2016 (the “Notes”). The net proceeds of the Notes offering totaled approximately $492 million, which were to be used for general corporate purposes, including refinancing or replacement of the Company’s other outstanding debt.

The Company has determined that it will allocate a substantial portion of the proceeds of the Notes to replace $425 million of its $600 million senior unsecured credit facility among the Company, Merrill Lynch Bank USA and the banks party thereto (the “Merrill Facility”).  Accordingly, on April 21, 2009, the Company provided a notice advising the administrative agent of the Merrill Facility that it is voluntarily reducing its commitment by $425 million.

The $785 million Citi Facility is not impacted by the voluntary reduction to the Merrill Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 22, 2009

THE AES CORPORATION

By:	/s/ Willard C. Hoagland, III
Name: Willard C. Hoagland, III
Title:Vice President and Treasurer